EXHIBIT 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
GST Telecommunications, Inc.:


We consent to the use of our report dated November 17, 1995 except for note 12(b) and (c) which are as of December 19, 1995 and November 20, 1995, respectively, incorporated by reference herein in the Registration Statement on Form S-3, dated July 25, 1996, of GST Telecommunications, Inc. and to the references to our firm under the "Experts" heading in the prospectus.


                                                       KPMG PEAT MARWICK LLP


Portland, Oregon
July 24, 1996